UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 21, 2018

BG STAFFING, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36704	26-0656684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5850 Granite Parkway, Suite 730
Plano, Texas 75024
(Address of principal executive offices, including zip code)

(972) 692-2400
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Item 5.02 is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer and President
On September 21, 2018, the Board of Directors of BG Staffing, Inc. (the “Company”) approved the appointment of Beth Garvey, age 53, as Chief Executive Officer and President of the Company, effective October 1, 2018.

Ms. Garvey’s annual base salary will be $350,000 which will be evaluated at least annually, and may be raised, but may not be less than $350,000 annualized. She will also be eligible for an annual bonus tied to the Company’s meeting certain fiscal year profit objectives as determined solely by the Company and provided she is still employed by the Company on the date each such bonus awarded is paid.

Ms. Garvey began serving as Chief Operating Officer of the Company in August 2016 and joined the Company through the Company's acquisition of substantially all of the assets of InStaff Holding Corporation and InStaff Personnel, LLC ("InStaff") in 2013. Prior to her appointment as Chief Operating Officer of the Company, Ms. Garvey served as Divisional President of the Company's Commercial (now referred to as the Light Industrial) Segment and the finance and accounting group. Ms. Garvey started at InStaff in 1998 as Director of Human Resources, subsequently serving as Director of Operations, VP of Operations, Senior VP of Operations, COO and ultimately CEO prior to our acquisition. In 2016, D CEO listed Garvey as one of the top Dallas 500 Business Leaders. In 2010, Ms. Garvey was a Dallas Business Journal ‘Women in Business’ honoree recognizing outstanding local women business leaders who not only make a difference in their industries, but also in their communities. Ms. Garvey currently serves on the Advisory Board of the Dallas Regional Chamber and is the immediate past chair of the Executive Committee for the Dallas Executive Women’s Roundtable.

On September 21, 2018, the Compensation Committee (the “Committee”) of the Board of Directors of the Company granted Ms. Garvey 100,000 stock options, and Dan Hollenbach, Chief Financial Officer and Secretary, 75,000 stock options, with an exercise price per share of $25.71, the closing price of our stock on the grant date.

The stock options vested one-fifth on the grant date, with the remainder vesting in four equal annual increments beginning on September 21, 2019. Each stock option will be subject to the condition that the optionee will have remained employed by the Company, or any one or more of its subsidiaries, through such vesting dates, and each stock option will be further subject to the other terms and conditions set forth in the 2013 Long-Term Incentive Plan and in the Incentive Stock Option Agreement between the Company and Ms. Garvey and Mr. Hollenbach, the form of which is attached hereto as Exhibit 10.1. The above description of the Incentive Stock Option Agreement is not complete and is qualified by reference to such exhibit.

Resignation of Chief Executive Officer and President
In conjunction with the appointment of Ms. Garvey, L. Allen Baker, Jr. will resign as Chief Executive Officer and President effective October 1, 2018. Mr. Baker will remain as Chairman.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Form of Incentive Stock Option Agreement (incorporated by reference from the Company's Form 8-K filed on February 12, 2014)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BG STAFFING, INC.

Date: September 24, 2018		/s/ Dan Hollenbach
	Name: Title:	Dan Hollenbach Chief Financial Officer and Secretary (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Incentive Stock Option Agreement (incorporated by reference from the Company's Form 8-K filed on February 12, 2014)